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[LETTERHEAD]


                                                      EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation of our report dated March 22, 1995, with respect to the financial statements of Golden Care, Inc. included in this Annual Report on Form 10-K/A-1 into filed Registration Statements of Sun Healthcare Group, Inc. on Form S-8 (No. 33-80540, No. 33-93692 and
No. 333-03058).


COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana
August 5, 1996